Exhibit 21.1

Subsidiaries of the Company as of July 12, 2022

1600 Barberry Lane Owner, LLC	CR Digital, LLC

1600 Barberry Lane, LLC	CROP PM – St. Pete, LLC

3300 Cottonwood, LLC	CROP Property Management, LLC

3800 Main Investors, LLC	CW Alpha Mill Apartments, LP

3800 Main, LLC	CW Alpha Mill GP, LLC

5001 Enclave Member, LLC	CW Alpha Mills JV, LLC

5001 Enclave O, LLC	CW Block C, LLC

Albion Insurance Company, Inc.	CW Cason, LLC

Block C SPE, LLC	CW Clearview, LLC

Brook Highland Place DST, LLC	CW Cottonwood Apartments, LLC

CC 801 Riverfront, LLC	CW Heights at Meridian Apartments, LP

CC Astoria West, LLC	CW Heights at Meridian GP, LLC

CC Clermont, LLC	CW Heights at Meridian H, LLC

CC Lector85, LLC	CW Heights at Meridian JV, LLC

CC One Upland, LLC	CW Highland Park Apartments, LLC

CC Pompano Beach, LLC	CW Highland Park JV, LLC

CC Pompano Beach S, LLC	CW Investor on Highland, LLC

CC Pompano Beach TIC 1, LLC	CW Jasper, LLC

CC Pompano Beach TIC 2, LLC	CW Multifamily REIT I GP, LLC

CC Pompano Beach TIC 3, LLC	CW Multifamily REIT II GP, LLC

CC Pompano Beach TIC 4, LLC	CW Reserve Apartments II, LP

CC Reno Lender, LLC	CW Reserve Apartments, LP

CC West Palm Holding, LLC	CW Reserve GP, LLC

CC West Palm, LLC	CW St. Pete 1031, LLC

CCA Promissory Note Distribution LLC	CW St. Pete, LLC

CCPM II – Clearview, LLC	CW Stonebriar, LLC

CCPM II – Retreat at Peachtree City, LLC	CW Sugar House JV GP, LLC

Certis Construction, LLC	CW Sugar House JV, LLC

Clearview TRS, LLC	CW Sugar House, LLC

Cottonwood Alpha Mills H, LLC	CW Timber Ridge Investor, LLC

Cottonwood Arsenal H, LLC	CW Westborough 1031, LLC

Cottonwood at Forum H, LLC	CW Westborough Apartments, LLC

Cottonwood at Trolley Square, LLC	CW Westborough H, LLC

Cottonwood Block C QOF, LLC	CW Westborough JV, LLC

Cottonwood Capital Holdings, LLC	CW Westside Apartments, LLC

Cottonwood Capital Management, Inc.	CW Westside H, LLC

Cottonwood Capital Property Management II, LLC	CW Westside JV, LLC

Cottonwood Capital Property Management, LLC	CWC Cottonwood H, LLC

Cottonwood Capital, LLC	CWR-Pavilions, LLC

Cottonwood Communities Advisors Promote, LLC	Ditaro, LLC

Cottonwood Communities GP Subsidiary, LLC	Forum at Grand Prairie, LLC

Cottonwood Communities Management, LLC	Haywood Storage, LLC

Cottonwood Communities TRS, LLC	KRE JAG One Upland Owner LLC

Cottonwood Courtney Manor H, LLC	Melrose Apartments, LLC

Cottonwood Courtney Oaks H, LLC	Melrose II S, LLC

Cottonwood Fox Point H, LLC	Melrose II TIC, LLC

Cottonwood Highland Park H, LLC	Pavilions, LLC

Cottonwood Jasper, LLC	Plantations at Haywood M, LLC

Cottonwood-Kirkwood, LLC	Plantations at Haywood O, LLC

Cottonwood Legacy Heights H, LLC	Regatta TRS, LLC

Cottonwood Melrose II, LLC	Resident Indemnity Management, LLC

Cottonwood Melrose, LLC	Retreat at Peachtree City Apartments CW, LLC

Cottonwood On Highland, LLC	Retreat at Peachtree City Apartments, LLC

Cottonwood Raveneaux Apartments, LLC	Scott Mountain Apartments, LLC

Cottonwood Raveneaux R, LLC	Sequoia Stonebriar Owner, LLC

Cottonwood Regatta H, LLC	Sugarmont, LLC

Cottonwood Residential O.P., LP	Summer Park H, LLC

Cottonwood Residential Real Estate Services, LLC	Summer Park Whitman LLC

Cottonwood Scott Mountain H, LLC	TR Apartments, LLC

Cottonwood Stonebriar H, LLC

Cottonwood Sugar House, LLC

Cottonwood Sugarmont, LLC

Cottonwood Summer Park Cash, LLC

Cottonwood Timber Ridge, LLC

Cottonwood Toscana H, LLC

Cottonwood TriPost, LLC

CC Advisors Promote – Employee Investor, LLC

CC Advisors Promote – Incentive Grant Investor, LLC